Exhibit 99.1

ANADIGICS ANNOUNCES SECOND QUARTER 2011 RESULTS

Quarterly Net Sales of $35.6 Million
GAAP Net Loss of ($0.19) per Share; Non-GAAP Net Loss of ($0.14) per Share

WARREN, N.J., August 4, 2011—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, reported second quarter 2011 net sales of $35.6 million.  This represents a sequential decrease of 18.1% and a decrease of 31.1% from the second quarter of 2010.  For the first six months ended July 2, 2011, net sales were $79.0 million, a decrease of 17.0% over the prior year.

GAAP net loss for the second quarter of 2011 was $13.1 million, or ($0.19) per share. Non-GAAP net loss for the second quarter of 2011 was $9.4 million, or ($0.14) per share, excluding stock based compensation, restructuring charges and marketable securities’ adjustments.

As of July 2, 2011, cash, cash equivalents and short and long-term marketable securities totaled $103.4 million compared with $104.0 million at April 2, 2011.

“As previously anticipated, the sequential drop in net sales for the second quarter primarily reflects a decrease in shipments to one of our large North American customers, which was partially offset by the resurgence in shipments of our line amplifier products” commented Ron Michels, President and Chief Executive Officer.  “Looking forward, I am encouraged by the progress being made on new design opportunities with our other wireless customers, particularly in Korea and China.  Additionally, we remain on track with our initiatives to expand revenue opportunities over the longer term with our new products for the wireless 3G/4G/LTE and broadband markets.”

The statements regarding the Company’s anticipated future performance are forward looking and actual results may differ materially. Please see safe harbor statement at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments and restructuring, impairment and management separation charges and recoveries.  Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 8:30 AM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing 855-859-2056 conference ID 85570066 (available until August 11, 2011).

Recent Highlight

May 5, 2011 - ANADIGICS Introduces New CDMA/WCDMA/LTE Power Amplifier Series
June 1, 2011 - ANADIGICS Announces Production Volume Shipments of New Multi-Band Power Amplifier to Qualcomm
June 7, 2011 - ANADIGICS Powers Samsung Droid Charge Smartphone
June 13, 2011 - ANADIGICS Expands Family of Small-Cell Wireless Infrastructure Power Amplifiers
June 29, 2011 - ANADIGICS Receives Cooperation and Support Award from Huawei

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About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD - News) is a leading provider of semiconductor solutions in the growing broadband wireless and wireline communications markets. The Company's products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers, and other components, which can be sold individually or packaged as integrated radio frequency and front end modules.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law.Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts, unaudited)

	Three months ended		Six months ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010

Net sales	$35,583	$51,666	$79,046	$95,197
Cost of sales	29,044	33,853	60,347	63,900
Gross profit	6,539	17,813	18,699	31,297
Research and development expenses	11,340	12,214	24,913	23,995
Selling and administrative expenses	7,329	6,892	16,765	13,884
Restructuring and impairment (recovery) charges	1,047	(1,717)	1,047	(1,717)
Operating (loss) income	(13,177)	424	(24,026)	(4,865)
Interest income	131	93	272	186
Interest expense	(8)	(43)	(25)	(95)
Other income, net	0	317	51	377
Net (loss) income	$(13,054)	$791	$(23,728)	$(4,397)

Net (loss) earnings per share
Basic	$(0.19)	$0.01	$(0.35)	$(0.07)
Diluted	$(0.19)	$0.01	$(0.35)	$(0.07)

Basic shares outstanding	67,616	64,902	67,327	64,553
Basic & dilutive shares outstanding	67,616	67,106	67,327	64,553

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net (loss) income	$(13,054)	$791	$(23,728)	$(4,397)
Stock compensation expense (excluding Management separation charges)
Cost of sales	593	589	1,203	1,162
Research and development	727	832	1,705	1,683
Selling and administrative	1,336	883	2,554	2,016
Management separation charges
Research and development (1)	-	-	838	-
Selling and administrative (1)	-	-	2,111	-
Marketable securities recovery and accretion (2)	(46)	(303)	(121)	(341)
Restructuring and Impairment (recovery) charges	1,047	(1,717)	1,047	(1,717)
Non-GAAP net (loss) income	$(9,397)	$1,075	$(14,391)	$(1,594)

Non-GAAP (loss) earnings per share (*)
Basic	$(0.14)	$0.02	$(0.21)	$(0.02)
Diluted	$(0.14)	$0.02	$(0.21)	$(0.02)

(*) Calculated using related GAAP shares outstanding

(1) Management separation charges for six months ended July 2, 2011 include non-cash stock compensation of $568 and $116 in Research and development and Selling and administrative, respectively.

(2) Marketable securities adjustments include recoveries upon sale and interest accretion.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	July 2, 2011	12/31/2010 (*)
Assets	Unaudited

Current assets:
Cash and cash equivalents	$77,422	$97,129
Marketable securities	11,174	0
Accounts receivable	16,905	35,299
Inventory	21,265	20,734
Prepaid expenses and other current assets	4,896	3,319
Total current assets	131,662	156,481

Marketable securities	14,848	8,964
Plant and equipment, net	60,352	68,119
Other assets	240	248
	$207,102	$233,812

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$11,098	$17,968
Accrued liabilities	6,956	10,191
Accrued restructuring costs	186	-
Total current liabilities	18,240	28,159

Other long-term liabilities	2,557	2,689

Stockholders’ equity	186,305	202,964
	$207,102	$233,812

(*) The condensed balance sheet at December 31, 2010 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.